Exhibit 10(a)

April 10, 2020

ATTORNEYS AT LAW

1025 Thomas Jefferson Street, NW | Suite 400 West Washington, DC 20007-5208 202.965.8100 | fax 202.965.8104 www.carltonfields.com

Atlanta

Florham Park

Hartford

Los Angeles

Miami

New York

Orlando

Tallahassee

Tampa

Washington, DC

West Palm Beach

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re: Variable Annuity-1 Series Account

Post-Effective Amendment No. 12 to Registration Statement on N-4 File Nos. 333-194043 and 811-07549

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A.

121607290.1	Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.